UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010 (March 17, 2010)

VERINT SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49790	11-3200514
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March 17, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Verint Systems Inc. (the “Company”) recommended and the Stock Option Committee of the Board (the “Stock Option Committee”) approved for grant various time-vested equity awards representing an aggregate of 439,750 shares of the Company’s common stock to 238 non-officer employees in the United States and elsewhere throughout the world. Grants to the Company’s Israeli employees were delayed due to compliance with Israeli tax law requirements and are expected to be consummated shortly.

On March 18, 2010, the Board also granted time-vested restricted stock representing an aggregate of 20,000 shares of the Company’s common stock to its four independent directors.

All of the grants described above were made in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, (the “1933 Act”), (1) to grantees who were accredited investors in reliance on Regulation D promulgated under the 1933 Act, (2) to certain grantees in reliance on the application of the no-sale theory in accordance with the Company’s no-action letter, and (3) to certain grantees outside the United States in reliance on Regulation S promulgated under the 1933 Act.

The information contained in Item 5.02 under the heading “Equity Awards to Named Executive Officers” and “Vesting of Existing Performance-Vested Awards” is also incorporated into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Fiscal 2009 Bonuses for Named Executive Officers

On March 17, 2010, the independent members of the Compensation Committee (the “Independent Compensation Sub-Committee”) approved bonuses for the year ending January 31, 2010 for the Company’s named executive officers: Dan Bodner, Douglas Robinson, Elan Moriah, Meir Sperling, David Parcell, and Peter Fante. The bonus payout amount for Mr. Bodner was $780,072, for Mr. Robinson was $276,145, for Mr. Moriah was $276,170, for Mr. Sperling was 808,447 NIS (approximately $213,310 USD equivalent as of the date of approval), for Mr. Parcell was 98,650 GBP (approximately $149,950 USD equivalent as of the date of approval), and for Mr. Fante was $211,288.

Fiscal 2010 Base Salaries and Bonus Plans for Named Executive Officers

On March 17, 2010, the Compensation Committee approved an increase in annual base salaries for the year ending January 31, 2011 for Messrs. Bodner, Robinson, Moriah, Sperling Parcell, and Fante. As a result, effective from and after May 1, 2010, the annual base salary for Mr. Bodner is $650,000, for Messrs. Robinson and Moriah is $365,000, for Mr. Sperling is 1,277,000 NIS (approximately $336,900 USD equivalent as of the date of approval), for Mr. Parcell is 200,000 GBP (approximately $304,000 USD equivalent as of the date of approval), and for Mr. Fante is $335,000.

On the same day, the Independent Compensation Sub-Committee established a bonus pool for the named executive officers for the year ending January 31, 2011 equal to 3% of non-

GAAP operating income for such year and approved an allocation of up to 40.76% of such bonus pool to Mr. Bodner (with a target payout equal to 12.5% of such pool), 14.43% of such bonus pool to each of Messrs. Robinson and Moriah (with target payouts equal to 4.4% of such pool), 11.09% of such bonus pool to Mr. Sperling (with a target payout equal to 3.4% of such pool), 8.26% of such bonus pool to Mr. Parcell (with a target payout equal to 2.5% of such pool), and 11.04% of such bonus pool to Mr. Fante (with a target payout equal to 3.4% of such pool), and in each case, the Independent Compensation Sub-Committee reserved the right to adjust allocations under the pool based on, among other things, certain quantitative corporate or unit revenue and operating income goals, operating cash flow goals, and certain qualitative management by objective goals approved by the Independent Compensation Sub-Committee on March 19, 2010; provided, that any such adjustment must be consistent with and subject to the requirements set forth in Section 162(m) of the Internal Revenue Code with respect to individuals who are “covered employees” within the meaning of Section 162(m) and may not result in an actual bonus payout that is less than 80% of the amount such named executive officers would receive, if any, if the bonus opportunity were based solely on the quantitative performance criteria described above.

Equity Awards to Named Executives Officers

On March 17, 2010, in addition to the equity awards described in Item 3.02 above, the Compensation Committee recommended for approval and the Stock Option Committee approved the grant of time-vested restricted stock and performance-vested restricted stock units to Messrs. Bodner, Robinson, Moriah, Parcell, and Fante, as described below, pursuant to the Company’s current forms of applicable equity award agreements. Mr. Bodner was granted 75,290 time-vested restricted stock units and 75,290 performance-vested restricted stock units (assuming achievement of performance at target). Messrs. Robinson and Moriah were each granted 17,419 time-vested restricted stock units and 17,419 performance-vested restricted stock units (assuming achievement of performance at target). Mr. Parcell was granted 11,798 time-vested restricted stock units and 11,798 performance-vested restricted stock units (assuming achievement of performance at target). Mr. Fante was granted 13,548 time-vested restricted stock units and 13,548 performance-vested restricted stock units (assuming achievement of performance at target). Mr. Sperling’s grants were delayed due to compliance with Israeli tax law requirements and are expected to be consummated shortly. The grants were made in transactions exempt from the registration requirements of the 1933 Act, in reliance on Regulation D promulgated thereunder.

The time-vested restricted stock units vest 1/3 on April 4, 2011, 1/3 on April 4, 2012, and 1/3 on April 4, 2013, but in no event prior to the date the Company has sufficient available capacity under one or more current or future stockholder-approved equity plans for all equity awards approved on March 17, 2010, May 20, 2009, March 4, 2009 and May 28, 2008, in each case, which remain outstanding at such time, to vest in compliance with Nasdaq restrictions relating to the use of assumed equity plans (the “Vesting Condition”).

The performance-vested restricted stock units vest 1/3 upon the Stock Option Committee’s determination of the achievement of a revenue goal described in the applicable award agreements and established by the Stock Option Committee (the “Revenue Target”) for the period from February 1, 2010 through January 31, 2011, 1/3 upon the determination of the achievement of the applicable Revenue Target for the period from February 1, 2011 through January 31, 2012, and 1/3 upon the determination of the achievement of the applicable Revenue

Target for the period from February 1, 2012 through January 31, 2013 (provided that with respect to the period from February 1, 2012 through January 31, 2013, no such determination by the Stock Option Committee shall be final until on or after the third anniversary of the date of approval), but in no event prior to the date the Vesting Condition is satisfied.

In the event that an award does not vest as scheduled because of the Vesting Condition, the Company has the right, in its sole discretion, to pay the portion of the award scheduled to vest in cash on the scheduled vesting date or at any time until the Vesting Condition is satisfied.

Vesting of Existing Performance-Vested Awards

On March 17, 2010, the Stock Option Committee approved (1) the revenue calculation for the year ending January 31, 2010 and (2) the corresponding vesting levels with respect to the performance-vested restricted stock units previously approved on July 2, 2007 (the “2007 Awards”), May 28, 2008 (the “2008 Awards”), and March 4, 2009 or May 20, 2009 (the “2009 Awards”). As a result, for the 2007 Awards, the following number of performance-vested restricted stock units will vest on July 2, 2010: 18,767 for Mr. Bodner, 4,300 for Mr. Robinson, 3,767 each for Messrs. Moriah and Sperling, and 1,934 for Mr. Fante. For the 2008 Awards, the following number of performance-vested restricted stock units vested on March 17, 2010: 12,500 for Mr. Bodner, 7,519 each for Messrs. Robinson and Moriah, and 6,684 each for Messrs. Sperling and Fante. For the 2009 Awards, the following number of performance-vested restricted stock units vested on March 17, 2010: 50,505 for Mr. Bodner, 18,227 each for Messrs. Robinson and Moriah, and 16,202 each for Messrs. Sperling, Parcell, and Fante. Mr. Parcell’s 2007 Awards and 2008 Awards remain subject to certain additional vesting conditions at this time.

Establishment of Performance Goals for 2010 Performance Period

On March 17, 2010, the Stock Option Committee approved the revenue definition, the Revenue Target, and vesting level matrix for the performance period ending January 31, 2011 with respect to the applicable tranches of the performance-vested restricted stock units approved on March 17, 2010, of the 2009 Awards, and of the 2008 Awards. As a result, Messrs. Bodner, Robinson, Moriah, Sperling, Parcell, and Fante are eligible to earn between 0% and 100% (for the 2008 Awards) and between 0% and 200% (for the 2009 Awards and the March 17, 2010 awards) of the target number of performance-vested restricted stock units based on the Company’s performance against the Revenue Targets for the performance period from February 1, 2010 through January 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: March 22, 2010

By:	/s/ Peter Fante
Name: Peter Fante Title: Chief Legal Officer